Exhibit 99.1

DPW Holdings’ Coolisys Power Electronics Business Announces New Energy Storage System (ESS) Product Line

New ESS Provides Comprehensive Solution for Home and Small Businesses

Newport Beach, CA, October 8, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW” or the “Company”) announced today that Coolisys Technologies, Corp. (“Coolisys”), its power electronics business, has released the details of its new Energy Storage System (ESS) product line, that the Company believes is well-suited for homes and small commercial buildings. The new ESS solution can be coupled with Photovoltaic (“PV”) solar systems or can be used off-grid, grid-tied or as a string inverter.

The new ESS product is comprised of three major elements including a hybrid inverter to support a wide-range of deployment scenarios, a battery pack for energy storage and a data logger featuring a web-based monitoring portal. The Coolisys hybrid inverter supports a load up to 5.5kW off-grid and 7kW grid-tied. The ESS product is designed for a wide range of applications, including off-grid, self-consumption, net-metering, power backup and time-of-use optimization.

The battery pack features an energy storage system with either one cabinet that can store power of up to 12kWh or two cabinets that can store up to 24kWh. The lithium ferrite phosphate battery pack is ideal for extreme conditions including those in rural or isolated locations.

The web-based monitoring portal provides remote access for system maintenance and performance monitoring.

Coolisys’ President and CEO, Amos Kohn said, “We are pleased to announce the introduction of a new comprehensive Energy Storage System to the Coolisys product portfolio. This new solution is well-positioned to address the rapid expansion of PV solar systems for private homes and small businesses. Our ESS improves the stability and reliability of power from a renewable energy source and during grid interruptions.” Mr. Kohn concluded, “Entering the energy storage market expands the breadth of our product offerings as we continue to build on our strong reputation for delivering high-reliability power solutions designed to serve emerging markets.”

For more information, DPW recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235